Exhibit 24.1
POWER OF ATTORNEY

Know all persons by these presents, that I, the undersigned, a director of K2M Group Holdings, Inc., a Delaware corporation (the “Corporation”), do hereby make, nominate and appoint Eric D. Major and Gregory S. Cole, and each of them, to be my attorney-in-fact, with full power and authority to sign on my behalf a Form 10-K for the year ended December 31, 2016, to be filed by the Corporation with the Securities and Exchange Commission, and any amendments thereto, which shall have the same force and effect as though I had manually signed the Form 10-K or any amendments thereto.

Signature	Capacity	Date

/s/ Dr. John P. Kostuik	Chief Medical Officer and Director	March 7, 2017
Dr. John P. Kostuik

/s/ Brett P. Brodnax	Director	March 7, 2017
Brett P. Brodnax

/s/ Carlos A. Ferrer	Director	March 7, 2017
Carlos A. Ferrer

/s/ Daniel A. Pelak	Chairman	March 7, 2017
Daniel A. Pelak

/s/ Paul B. Queally	Director	March 7, 2017
Paul B. Queally

/s/ Raymond A. Ranelli	Director	March 7, 2017
Raymond A. Ranelli

/s/ Sean M. Traynor	Director	March 7, 2017
Sean M. Traynor

/s/Michael A. Turpin	Director	March 7, 2017
Michael A. Turpin